SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

                            Filed by the Registrant                    / X /

                    Filed by a party other than the Registrant         /   /

Check the appropriate box:

/   /   Preliminary Proxy Statement

/   /   Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e) (2))

/   /   Definitive Proxy Statement

/ X /   Definitive Additional Materials

/   /   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                          PUTNAM ASSET ALLOCATION FUNDS
                        PUTNAM CAPITAL APPRECIATION FUND
                           PUTNAM CLASSIC EQUITY FUND
                     PUTNAM CONVERTIBLE INCOME-GROWTH TRUST
                          PUTNAM DISCOVERY GROWTH FUND
                           PUTNAM EQUITY INCOME FUND
                           PUTNAM EUROPE EQUITY FUND
                        THE GEORGE PUTNAM FUND OF BOSTON
                              PUTNAM FUNDS TRUST
                          PUTNAM GLOBAL EQUITY FUND
                      PUTNAM GLOBAL NATURAL RESOURCES FUND
                      THE PUTNAM FUND FOR GROWTH AND INCOME
                          PUTNAM HEALTH SCIENCES TRUST
                         PUTNAM INTERNATIONAL EQUITY FUND
                           PUTNAM INVESTMENT FUNDS
                             PUTNAM INVESTORS FUND
                         PUTNAM NEW OPPORTUNITIES FUND
                       PUTNAM OTC & EMERGING GROWTH FUND
                         PUTNAM TAX SMART FUNDS TRUST
                    PUTNAM UTILITIES GROWTH AND INCOME FUND
                               PUTNAM VISTA FUND
                              PUTNAM VOYAGER FUND

                 (Name of Registrant as Specified In Its Charter)

                      (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

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(1) Title of each class of securities to which transaction applies:

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        fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4) Date Filed:

PUTNAM INVESTMENTS

Voting Instructions for Multiple Proxy Ballots

You may cast your votes in one of two ways:

Option 1. If you wish to vote all of your accounts in the same manner, you may simply indicate that vote on the reverse side of this proxy ballot, sign in the space provided below and (a) return it in the enclosed postage paid envelope provided, or (b) fax the front and back of the voting instruction proxy ballot, toll-free to our proxy agent at 1-877-226-7171.

Option 2. If you wish to vote each account individually, mark your votes on each account's proxy ballot, sign the ballots and return by using the enclosed postage paid envelope.

By signing below, you as a Putnam fund shareholder appoint Trustees John
A. Hill and Robert E. Patterson, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote your Putnam fund shares on your behalf at a meeting of the shareholders of the Putnam funds. The meeting will take place on November 11, 2004 at 11:00 a.m. in Boston, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Trustees. When you complete and sign the proxy ballot, the Trustees will vote exactly as you have indicated on the other side of this ballot. If you simply sign the proxy ballot, or don't vote on a specific proposal, your shares will be automatically voted as the Trustees recommend. The Trustees are also authorized to vote at their discretion on any other matter that arises at the meeting or any adjournment of the meeting.

You may vote your proxy ballots all at once, by following the instructions above and using the information on this ballot, or individually, by following the instructions on each of the enclosed proxy ballots.

Please be sure to sign and date here

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Signature(s)                  Date

Sign your name exactly as it appears on this ballot. If you own shares jointly, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.

Equity 1 OF - dh

Please place an X in the appropriate box(es) using black or blue ink or number 2 pencil. Please do not use a fine point pen.

Proposals

1 Proposal to elect all                        The Trustees recommend
  nominees for Trustees.                       voting FOR all proposals

01 J.A. Baxter
02 C.B. Curtis
03 M.R. Drucker
04 C.E. Haldeman, Jr.
05 J.A. Hill
06 R.J. Jackson
07 P.L. Joskow
08 E.T. Kennan
09 J.H. Mullin, III
10 R.E. Patterson
11 G. Putnam, III
12 A.J.C. Smith
13 W.T. Stephens
14 R.B. Worley

FOR electing all the nominees

WITHHOLD authority to vote for all nominees

To withhold authority to vote for specific nominee(s), but to vote for all other nominees, write the number(s) of the excluded nominee(s) on the line to the left.

Proposals to approve an amendment to certain funds' fundamental investment restrictions with respect to
                                                      FOR   AGAINST   ABSTAIN
2A borrowing.
2B making loans.
2C diversification of investments.
2D issuance of senior securities.

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2E Proposal to approve an amendment to Putnam Equity Income Fund's investment objective.
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3 Proposal to approve an amendment to your fund's agreement and
declaration of trust.                                 FOR   AGAINST   ABSTAIN

Refer to pages 6 and 7 in the proxy statement to determine which proposals apply to your fund. If you have questions on the proposals, please call 1-877-832-6360.

Please sign and date the other side of this card.

Equity 1 OF - dh